UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2016
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Third Amendment to Dealer Manager Agreement
On September 30, 2016, Carter Validus Mission Critical REIT II, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the Dealer Manager Agreement, by and among the Company, Carter Validus Advisors II, LLC (the “Advisor”) and SC Distributors, LLC (the “Dealer Manager”), dated June 10, 2014 (as amended, the “Dealer Manager Agreement”). The purpose of the Third Amendment, which is filed as Exhibit 1.5 to this Current Report on Form 8-K, is to: (i) clarify that following the Company’s determination of the estimated per share net asset value (“NAV”) of its Class A common stock and Class T common stock, the primary and distribution reinvestment plan (“DRIP”) offering prices per Class A share and the primary and DRIP offering prices per Class T share sold in the Company’s initial public offering (the “Offering”) pursuant to the Company’s Registration Statement on Form S-11 (Registration No. 333-191706) (the “Registration Statement”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as may be supplemented from time to time, (ii) provide that the Company will update the estimated per share NAV of its Class A common stock and Class T common stock on at least an annual basis, at which time the Company’s board of directors may update the per share primary and DRIP offering prices of the Class A shares and Class T shares to reflect such updated estimated per share NAV amounts, and (iii) revise Section 4(b) of the Dealer Manager Agreement to provide that the Company will, during the Company's primary offering and upon the terms set forth in the Prospectus, pay to the Dealer Manager a distribution and servicing fee that accrues daily equal to 1/365th of up to 1.0% of the most recent offering price per Class T share sold in the Company’s primary offering on a continuous basis from year to year; provided, however, that upon the termination of the Company's primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full Third Amendment, a copy of which is filed as Exhibit 1.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Director & Officer Indemnification Agreements
On September 30, 2016, the Company entered into an indemnification agreement (an “Indemnification Agreement”) with each of its current directors and executive officers (each, an “Indemnitee”). Each Indemnification Agreement obligates the Company to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding. Each Indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in each Indemnification Agreement, exists.
In addition, each Indemnification Agreement requires the Company to advance reasonable expenses incurred by or on behalf of the respective Indemnitee within ten days of the receipt by the Company of a statement from the Indemnitee requesting the advance. Each Indemnification Agreement also provides for procedures for the determination of entitlement to indemnification.
The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full extent of the Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On September 30, 2016, the Company sent a letter to its stockholders and to broker-dealers and financial advisors announcing an estimated per share NAV of $9.07 of each of the Company’s Class A common stock and Class T common stock (the “Estimated Per Share NAV”), as discussed in greater detail in Item 8.01 of this Current Report below, and other recent developments. A copy of the letter is attached as Exhibit 99.1 hereto and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
On September 30, 2016, the Company issued a press release announcing the Estimated Per Share NAV. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 and Item 9.01 of this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section; and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01    Other Events.
Determination of Estimated Per Share NAV
On September 29, 2016, the Board, at the recommendation of the Audit Committee of the Board (the “Committee”), comprised solely of independent directors, unanimously approved and established the Estimated Per Share NAV. The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of June 30, 2016 (the “Valuation Date”). The Company is providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority (“FINRA”), with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the Securities and Exchange Commission (“SEC”). The Company believes that there were no material changes between the Valuation Date and the date of this filing that would impact the Estimated Per Share NAV.
The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Company’s Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.
The Estimated Per Share NAV was determined after consultation with the Advisor and Robert A. Stanger & Co, Inc. (“Stanger”), an independent third-party valuation firm. The engagement of Stanger was approved by the Committee. Stanger prepared an appraisal report (the “Appraisal Report”) summarizing key information and assumptions and providing an appraised value on 40 of the 42 properties (the “Appraised Properties”) in the Company’s portfolio as of June 30, 2016. Stanger also prepared a net asset value report (the “NAV Report”, and, together with the Appraisal Report, the “Reports”), which estimates the NAV of each of the Company’s Class A common stock and Class T common stock as of June 30, 2016. The NAV Report relied upon the Appraisal Report for the Appraised Properties, the June 30, 2016 book value of the Vibra Rehabilitation Hospital and Post Acute Las Vegas Rehabilitation Hospital development properties (the “Development Properties”), Stanger’s estimate of the Advisor’s subordinated participation in net sale proceeds due upon liquidation of the Company’s portfolio, and the Advisor’s estimate of the value of Carter Validus Operating Partnership II, LP’s (the “Operating Partnership”) credit facility and the Company's other assets and liabilities, to calculate an estimated net asset value per share of the Company’s common stock. The process for estimating the value of the Company’s assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.
Upon the Committee’s receipt and review of the Reports, the Committee recommended $9.07 as the estimated per share NAV of each of the Company’s Class A common stock and Class T common stock as of June 30, 2016 to the Board. Upon the Board’s receipt and review of the Reports and recommendation of the Committee, the Board approved $9.07 as the estimated per share NAV of each of the Company’s Class A common stock and Class T common stock as of June 30, 2016.

The table below sets forth the calculation of the Company’s Estimated Per Share NAV as of June 30, 2016. Certain amounts are reflected net of non-controlling interests, as applicable.

Estimated Per Share NAV
(In Thousands, Except Share and Per Share Data)

	Gross	Per Share
Assets
Total Real Estate, Net	$680,551	$10.01
Cash and Cash Equivalents	35,648	0.52
Other Assets	8,402	0.12
Total Assets	724,601	10.65

Liabilities & Stockholders' Equity
Liabilities:
Credit Facility	(95,000)	(1.40)
Accounts Payable Due to Affiliates	(1,034)	(0.02)
Accounts Payable and Other Liabilities	(11,153)	(0.16)
Total Liabilities	(107,187)	(1.58)

Stockholders' Equity	617,414	9.07
Less: Advisor Promote	—	—
Stockholders' Equity, Net of Promote	$617,414	$9.07

Fully Diluted Shares Outstanding		68,037,354

	Class A Shares	Class T Shares
Estimated Value Per Share	$9.07	$9.07
Estimated Enterprise Value	None	None
Estimated Upfront Selling Commission and Dealer Manager fees	1.008	0.579
Revised Primary Offering Price Per Share	$10.078	$9.649

Methodology and Key Assumptions
In determining the Estimated Per Share NAV, the Board considered the recommendation of the Committee, the Reports provided by Stanger and information provided by the Advisor. The Company’s goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.
FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not, however, represent current market value or book value. The estimated value of the Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The Estimated Per Share NAV does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.
Independent Valuation Firm
Stanger was selected by the Committee to appraise and provide a value on the Appraised Properties. Stanger is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company or the Advisor. The compensation the Company paid to Stanger related to the valuation is based on the scope of work and not on the appraised values of the Company’s real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Appraisal Report was reviewed, approved, and signed by an individual with the professional designation of MAI licensed in the state where each real property is located. The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.
Stanger collected reasonably available material information that it deemed relevant in appraising the Company’s real estate properties. Stanger relied in part on property-level information provided by the Advisor, including: (i) historical and projected operating revenues and expenses; (ii) property lease agreements and/or lease abstracts; and (iii) information regarding recent or planned capital expenditures.
In conducting their investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company or the Advisor for reasonableness, they assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management, the Board, and/or the Advisor. Stanger relied on the Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.
In performing its analyses, Stanger made numerous other assumptions as of various points in time with respect to industry performance, general business, economic, and regulatory conditions, and other matters, many of which are beyond their control and the Company’s control. Stanger also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Stanger assumed that the Company has clear and marketable title to each real estate property appraised, that no title defects exist, that any improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density, or shape are pending or being considered. Furthermore, Stanger’s analyses, opinions, and conclusions were necessarily based upon market, economic, financial, and other circumstances and conditions existing as of or prior to the date of the Appraisal Report, and any material change in such circumstances and conditions may affect Stanger’s analyses and conclusions. Stanger’s Appraisal Report contains other assumptions, qualifications, and limitations that qualify the analyses, opinions, and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Stanger’s analyses.
Stanger is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public security offerings, private placements, business combinations, and similar transactions. The

Company does not believe that there are any material conflicts of interest between Stanger, on the one hand, and the Company, the Advisor, and their affiliates, on the other hand. The Company engaged Stanger, with approval from the Committee, to deliver its Reports to assist in the net asset value calculation and Stanger received compensation for those efforts. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. In the two years prior to the date of this filing, Stanger has not been engaged by the Company or the Advisor with respect to the properties that are the subject of the Appraisal Report as an appraiser or in another capacity. Stanger may from time to time in the future perform other services for the Company, so long as such other services do not adversely affect the independence of Stanger as certified in the applicable Appraisal Report. During the past two years prior to the date of this filing, Stanger was engaged to provide appraisal services to a non-traded REIT sponsored by an affiliate of the Company’s Advisor, for which Stanger was paid usual and customary fees.
Although Stanger considered any comments received from the Company or the Advisor relating to their Reports, the final appraised values of the Company’s real estate properties were determined by Stanger. The Reports are addressed solely to the Committee to assist it in calculating and recommending to the Board an estimated per share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an estimated per share NAV of the Company’s common stock, and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.
The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Reports. The Reports, including the analysis, opinions, and conclusions set forth in such reports, are qualified by the assumptions, qualifications, and limitations set forth in the respective reports.
Real Estate Valuation
As described above, the Company engaged Stanger to provide an appraisal of the Appraised Properties consisting of 40 of the 42 properties in the Company’s portfolio as of June 30, 2016. In preparing the Appraisal Report, Stanger, among other things:

•	performed a site visit of each Appraised Property;

•
interviewed the Company’s officers or the Advisor’s personnel to obtain information relating to the physical condition of each Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such leased properties;

•	reviewed lease agreements for each Appraised Property and discussed with the Company or Advisor certain lease provisions and factors on each property; and

•
reviewed the acquisition criteria and parameters used by real estate investors for properties similar to the subject properties, including a search of real estate data sources and publications concerning real estate buyer’s criteria, discussions with sources deemed appropriate, and a review of transaction data for similar properties.

Stanger employed the income approach to estimate the value of the Appraised Properties, which involves an economic analysis of the property based on its potential to provide future net annual income. As part of the valuation, a direct capitalization analysis and a discounted cash flow analysis were used to determine the value of the Company’s interest in the portfolio, by valuing the subject interest in each Appraised Property in the portfolio based upon the leases that encumber such property. The indicated value by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the property during the subject lease term and the proceeds from the ultimate sale of the property.
The Appraisal Report summarizes key inputs and assumptions and provides a value for each of the Appraised Properties that Stanger appraised using financial information provided by the Company and the Advisor. From such review, Stanger selected the appropriate cash flow discount rates, residual discount rates, and terminal capitalization rates in its discounted cash flow analysis and the appropriate direct capitalization rate in its direct capitalization analysis. In the NAV Report, the Development Properties were included at their June 30, 2016 book value.
As of June 30, 2016, the Company owned 42 real estate assets. The total aggregate purchase price of these properties was approximately $625 million. The total aggregate purchase price of $625 million was determined in accordance with GAAP. In addition, through the Valuation Date, the Company had invested $4.2 million in capital improvements on these real estate assets since inception. As of the Valuation Date, the total value of the Appraised Properties at the Company’s respective ownership interest, as provided by Stanger, and the June 30, 2016 book value of the Development Properties was approximately $681 million. This represents an approximately 8.23% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the discounted cash flow and direct capitalization models to arrive at the appraised value of the Appraised Properties:

	Range		Weighted Average
Terminal Capitalization Rate	6.25%	10.00%	7.32%
Cash Flow Discount Rate	4.75%	9.00%	7.35%
Residual Discount Rate	7.00%	9.50%	8.01%
Direct Capitalization Rate	5.25%	7.50%	6.38%
Income and Expense Growth	3.00%		3.00%
While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Appraised Properties and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the terminal capitalization rates, discount rates and direct capitalization rates were adjusted by 25 basis points or 5.0%, assuming the value conclusion for each Appraised Property is based on the method being sensitized and all other factors remain unchanged:

	Estimated Per Share NAV due to:
	Increase	Decrease	Increase	Decrease
	25 Basis Points	25 Basis Points	5.0%	5.0%
Terminal Capitalization Rate	$8.84	$9.12	$8.79	$9.18
Cash Flow Discount Rate	$8.88	$9.07	$8.81	$9.05
Residual Discount Rate	$8.85	$9.10	$8.78	$9.18
Direct Capitalization Rate	$8.80	$9.58	$8.71	$9.70
Cash, Other Assets, Other Liabilities and Credit Facility
The fair value of the Company’s cash, other assets, other liabilities and the Operating Partnership’s credit facility were estimated by the Advisor to approximate carrying value as of the Valuation Date.
The carrying value of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, estimated liability for distribution and servicing fees and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments.
Different parties using different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets.
Advisor Promote
The Estimated Per Share NAV was calculated net of the Advisor’s subordinated participation in net sale proceeds in the event of a liquidation of the portfolio (the “Advisor Promote”), which the Company advised Stanger was equal to 15.0% of net sale proceeds after stockholders are paid return of capital plus a 6.0% cumulative, non-compounded return. Stanger estimated the value of the Advisor Promote at $0 as of the Valuation Date.
The Board’s Determination of the Estimated Per Share NAV
Based upon a review of the Reports provided by Stanger, upon the recommendation of the Committee, the Board estimated the per share NAV for each of the Class A common stock and Class T common stock to be $9.07.
Limitations of Estimated Per Share NAV
The various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, the Company is providing the Estimated Per Share NAV to assist broker-dealers that participate, or participated, in the Company’s public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets or liabilities according to GAAP.

Accordingly, with respect to the Estimated Per Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her Class A shares of common stock or Class T shares of common stock at the Estimated Per Share NAV;

•
a stockholder would ultimately realize distributions per share equal to the Company’s Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of Class A common stock and Class T common stock would trade at the Estimated Per Share NAV on a national securities exchange;

•	a different independent third-party appraiser or other third-party valuation firm would agree with the Company’s Estimated Per Share NAV; or

•
the Estimated Per Share NAV, or the methodology used to estimate the Company’s Estimated Per Share NAV, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended or other regulatory requirements.

Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in the Company’s share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by the Company.
The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2016. The Estimated Per Share NAV was based upon 68,037,354 shares of equity interest outstanding as of June 30, 2016, which was comprised of (i) 68,020,354 outstanding shares of the Company’s common stock, plus (ii) 17,000 shares of unvested restricted Class A common stock issued to the Company’s independent directors, which shares vest ratably over time.
Further, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. The Company currently expects to utilize an independent valuation firm to update the Estimated Per Share NAV in the second half of 2017, in accordance with IPA Valuation Guidelines, but is not required to update the estimated per share NAV more frequently than annually.
New Primary Offering Prices
Commencing on October 1, 2016, the offering price for shares of the Company’s Class A common stock sold pursuant to the primary portion of the Company’s current registered public offering will be $10.078 per share, which reflects the $9.07 Estimated Per Share NAV, a 7.0% selling commission and a 3.0% dealer manager fee, and the offering price for shares of the Company’s Class T common stock sold pursuant to the primary portion of the Company’s current registered public offering will be $9.649 per share, which reflects the $9.07 Estimated Per Share NAV, a 3.0% selling commission and a 3.0% dealer manager fee.
New Purchase Prices under the Distribution Reinvestment Plan
As described above, the Board determined that the estimated value of the Company’s shares of Class A common stock and Class T common stock, as of the Valuation Date, is $9.07 per share. Further, the Board approved the per share price for the purchase of Class A shares pursuant to the DRIP, of $9.574 and the per share price used for the purchase of Class T Shares pursuant to the DRIP of $9.167, which will be effective September 30, 2016, until such time as the Board provides a new estimated share value.
As provided under the DRIP, a participant may terminate participation in the DRIP at any time without penalty by delivering a written notice to the Company. To be effective for any distribution, such notice must be received by the Company at least ten days prior to the last day of the month to which the distribution relates. Any written notice of termination should be mailed to DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.
Any estimated per share NAV approved by the Board in the future may be higher or lower than the most recently disclosed estimated per share NAV of $9.07 for each of the Company's Class A common stock and Class T common stock, which may cause the purchase prices under the DRIP to increase or decrease accordingly. The prices under the DRIP are not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amounts if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amounts upon our liquidation or sale; (iii) shares of our common stock would trade at such per share amounts on a national securities exchange; or (iv) a third party would offer such per share amounts in an arm’s-length transaction to purchase all or substantially all of our shares of common stock.

Share Repurchase Program
In accordance with the Company's current share repurchase program (the "SRP"), after such time as the Board has determined a reasonable estimate of the value of the Company's shares of common stock, and unless the shares are being redeemed in connection with a stockholder's death or qualifying disability, the per share repurchase price will be based on the most recent estimated value of the Class A shares and Class T shares, as applicable, as follows: after one year from the purchase date, 92.5% of the most recent estimated value of each Class A share and Class T share, as applicable; after two years from the purchase date, 95% of the most recent estimated value of each Class A share and Class T share, as applicable; after three years from the purchase date, 97.5% of the most recent estimated value of each Class A share and Class T share, as applicable; and after four years from the purchase date, 100% of the most recent estimated value of each Class A share and Class T share, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock). As a result of the Board’s determination of an estimated value of each of the Company’s shares of Class A common stock and Class T common stock, the estimated per share value of $9.07, as of the Valuation Date, shall serve as the most recent estimated value for the Class A shares and Class T shares for purposes of the SRP, effective September 30, 2016.
For a stockholder’s shares to be eligible for repurchase, the Company must receive a written repurchase request at least five business days prior to the end of the month in which the stockholder requests a repurchase of his or her shares. As provided under the SRP, the Company limits the number of shares repurchased during any calendar year to 5.0% of the number of shares of its common stock outstanding on December 31st of the previous calendar year. In addition, the Company is authorized to repurchase shares of common stock using proceeds received from its distribution reinvestment plan during the prior calendar year and other operating funds, if any, as the Board, in its sole discretion, may reserve for this purpose. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all share repurchase requests.
Amended and Restated Share Repurchase Program
On September 29, 2016, the Board approved and adopted the Amended and Restated Share Repurchase Program (the "Amended SRP"), which will take effect on October 30, 2016. The Amended SRP will continue to provide eligible stockholders with limited, interim liquidity by enabling them to present for repurchase all or a portion of their Class A shares or Class T shares and provides that, after one year from the purchase date, the per share repurchase price will be 100% of the most recent estimated value of each Class A share and Class T share, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company's common stock). The Board reserves the right, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or qualifying disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder's IRA. The same limitations on stockholders' ability to have their shares of the Company's common stock repurchased described above apply to the Amended SRP.
Class A Distributions Authorized
On September 29, 2016, the Board approved and authorized an additional daily distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on October 1, 2016 and ending November 30, 2016 in the amount of $0.000013600 per share. This additional distribution amount and the daily distribution of $0.001748634 previously authorized and declared by the Board will equal an annualized rate of 6.40%, based on the revised primary offering purchase price of $10.078 per Class A share. The distributions for each record date in October 2016 and November 2016 will be paid in November 2016 and December 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.
Class T Distributions Authorized
On September 29, 2016, the Board approved and authorized an additional daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on October 1, 2016 and ending November 30, 2016 in the amount of $0.000008944 per share. This additional distribution amount and the daily distribution of $0.001488487 previously authorized and declared by the board will equal an annualized rate of 5.68%, based on the revised primary offering purchase price of $9.649 per Class T share. The distributions for each record date in October 2016 and November 2016 will be paid in November 2016 and December 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the Estimated Per

Share NAV of the Company’s common stock. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by the Company’s subsequent Quarterly Reports on From 10-Q for the periods ended March 31, 2016 and June 30, 2016 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s Estimated Per Share NAV.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.5	Third Amendment to Dealer Manager Agreement, by and among Carter Validus Mission Critical REIT II, Inc., Carter Validus Advisors II, LLC and SC Distributors, LLC, dated September 30, 2016.
10.1
Form of Indemnification Agreement entered into between Carter Validus Mission Critical REIT II, Inc. and each of the following persons as of September 30, 2016: John E. Carter, Michael A. Seton, Todd M. Sakow, Lisa Drummond, Robert M. Winslow, Jonathan Kuchin, Randall Greene and Ronald Rayevich.

99.1	Letter to Carter Validus Mission Critical REIT II, Inc.’s stockholders and to broker-dealers and financial advisors, dated September 30, 2016.
99.2	Press Release dated September 30, 2016.
99.3	Consent of Robert A. Stanger & Co., Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: September 30, 2016	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer